UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 18, 2013

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 000-24630

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.
The annual meeting of shareholders of MidWestOne Financial Group, Inc. ("the Company") was held on April 18, 2013. There were a total of 8,498,484 shares of common stock outstanding as of the record date for the annual meeting. Three proposals were presented to the shareholders. The results of the shareholder vote on each of the four proposals were as follows:
A proposal to elect four (4) Class III Directors of the Company; each director having a three-year term expiring in the year 2016.

	Number of Shares	Number of Shares
Nominees	Voted For	Vote Withheld	Broker Non-Votes
Robert J. Latham	6,204,958	120,100	965,729
Tracy S. McCormick	6,217,027	108,031	965,729
Kevin W. Monson	6,151,742	173,316	965,729
John P. Pothoven	6,155,567	169,491	965,729
An advisory (non-binding) proposal to approve the compensation awarded by the Company to its named executive officers, as disclosed pursuant to Item 402 of Regulation S-K. This proposal, commonly referred to as “Say on Pay,” was required by Section 14A of the Securities Exchange Act of 1934, as amended (The "Exchange Act").

Number of Shares	Number of Shares
Voted For	Voted Against	Abstentions	Broker Non-Votes
5,792,176	94,337	438,545	965,729
The ratification of the appointment of KPMG, LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013.

Number of Shares	Number of Shares
Voted For	Voted Against	Abstentions	Broker Non-Votes
7,258,169	30,457	2,161	—
Item 8.01.     Other Events.
On April 18, 2013, the Board of Directors of the Company declared a cash dividend of $0.125 per share payable on June 17, 2013 to shareholders of record as of the close of business on June 1, 2013. The press release is attached as Exhibit 99.1.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed herewith:
99.1    MidWestOne Financial Group, Inc. Press Release dated April 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	April 23, 2013	By:	/s/ GARY J. ORTALE
Gary J. Ortale
Executive Vice President and
Chief Financial Officer